Exhibit 10.45

                       ASSIGNMENT AND ASSUMPTION OF LEASE


      This Assignment and Assumption of Lease ("Assignment") is made effective as of this 21st day of January, 2002 by and between Shells Seafood Restaurants, Inc., a Delaware corporation ("Assignor") and Famous Dave's Ribs, Inc., a Minnesota corporation ("Assignee") with reference and respect to the following facts and circumstances:

      A. LPF Corporation n/k/a LPF Limited Liability Company, a Kentucky limited liability company(the "Landlord") is the owner of that certain land and building which is located at 4931 Houston Road, Florence, Kentucky and is presently known and operated as Shell's Seafood Restaurant in Foltz Plaza (the "Property").

      B. Pursuant to Articles of Merger dated December 29, 1999 and that Agreement of Merger dated December 28, 1999, LPF Corporation was merged into Leo Foltz Limited Liability Company, a Kentucky limited liability company, and the name of the surviving company was thereafter changed to LPF Limited Liability Company.

      C. Mary Ellen Foltz, Landlord's predecessor in interest and Brinker Restaurant Corporation, Assignor's predecessor in interest, entered into a certain Lease Agreement dated effective April 24, 1993 (such lease, as amended by documents referenced herein and by this Assignment and Assumption of Lease, is referred to collectively as the "Lease") for the Property, a copy of which is attached hereto as Exhibit A.

      D. The Landlord succeeded Mary Ellen Foltz as to her interest in the fee title to the Property and her interest in the Lease by Deed dated September 1, 1994, recorded in Book 555, Page 187 of the Boone County Clerk's Office, Boone County, Kentucky.

      E. Brinker Restaurant Corporation assigned its interest in the Lease and the Property to Brinker Kentucky, Inc., pursuant to that certain Assignment Agreement dated May 31, 1995 (the "Brinker Assignment"), and Brinker Kentucky, Inc. subsequently assigned its interest in the Lease and the Property to Assignor pursuant to that certain Assignment, Assumption and First Amendment to Lease Agreement dated January 27, 1997, which was subsequently amended pursuant to a certain Amendment No. 1 to Assignment, Assumption and First Amendment to Lease Agreement dated March 28, 1997, copies of which are attached hereto as Exhibit B (collectively, the "Shells Assignment").

      F. The Assignor desires to assign its right, title and interest in, to and under the Lease and the Property to Assignee, and Assignee desires to accept such assignment upon and subject to all of their terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing facts and circumstances, the mutual covenants and promises contained herein and after good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, the parties do hereby agree to the following:

      1. Definitions. Each capitalized term used in this Assignment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

      2. Assignment and Assumption. Subject to the terms and conditions contained herein, effective as of the Assignment Effective Date (hereinafter defined) Assignor hereby assigns to Assignee all of its right, title and interest in, to and under the Lease and the Property (including all of Assignor's rights, title, and interest in and to any prepaid rents as have been paid by Assignor pursuant to the Lease and all options to renew or extend the Lease and all options to purchase the Property), and Assignee, for itself and its successors, permitted assigns and legal representatives, hereby accepts such assignment, assumes all of Assignor's obligations under the Lease, covenants and agrees to be bound by all of the provisions thereof and to perform all of the obligations of the tenant thereunder (including, without limitation, the payment as and when due of all rent) from and after the Assignment Effective Date. Such assignment and assumption is made upon, and is subject to, all of the terms, conditions and provisions of this Assignment.

     3. Subsequent Sublease. Assignor and Assignee expressly acknowledge and agree that this Assignment is part of a transaction in which Assignee is subleasing the Property to Best Que, LLC, a Kentucky limited liability company, pursuant to a Sublease Agreement attached hereto as Exhibit C, and that Best Que, LLC intends to operate the Property as a "Famous Dave's" Restaurant, pursuant to a franchise agreement between Assignee and Best Que, LLC (the "Subsequent Sublease"). Assignor covenants and agrees that it will reasonably cooperate with Assignee in its efforts to convert the Property to a "Famous Dave's" bar-b-que restaurant, at no cost to Assignor.

     4. Effectiveness Contingent Upon Certain Events. Assignor and Assignee expressly acknowledge, covenant and agree upon the following:

           4.1. Assignee's Conditions. Assignor expressly acknowledges and agrees that unless the following conditions are satisfied in full to Assignee's satisfaction on or before a date which is forty-five (45) days after the date on which this Assignment and Assumption of Lease becomes fully executed ("Assignee's Contingency Date") the Assignee may, as its sole remedy, terminate this Assignment by notice to Assignor and Landlord on or prior to the Assignee's Contingency Date;if Assignee fails to provide such notice by such date Assignee shall be deemed to have waived both its right to terminate this Assignment due to a failure of such conditions to be satisfied and any contingency set forth herein based on such conditions: (i) the full execution and delivery of the Subsequent Sublease, and (ii) the written consent of Landlord to the

Subsequent Sublease, as evidenced by the Landlord's execution and delivery of the Landlord Consent attached to this Assignment.

           4.2. Assignor's Conditions. Assignee expressly acknowledges and agrees that unless any one of the following conditions is satisfied in full to Assignor's satisfaction on or before a date which is forty-five (45) days after the date on which this Assignment and Assumption of Lease becomes fully executed ("Assignor's Contingency Date") the Assignor may, as its sole remedy, terminate this Assignment by notice to Assignee and Landlord on or prior to the Assignor's Contingency Date; if Assignor fails to provide such notice by such date, Assignor shall be deemed to have waived both its right to terminate this Assignment due to a failure of any of such conditions to be satisfied and any contingency set forth herein based on any of such conditions being satisfied:
(i) all of Assignor's right, title and interest in and to its sublease dated as of May 30, 1997 with Shoney's, Inc. with respect to a restaurant at 3261 Village Drive, Middletown, Warren County, Ohio ("Middletown Sublease") is assigned to Assignee and Assignee assumes the Middletown Sublease and all obligations and liabilities of Assignor thereunder for the remainder of the Middletown Sublease term and the current Prime Lessor (as defined in the Middletown Sublease) has consented in writing to such assignment and assumption of the Middletown Sublease to the extent required under the Prime Lease (as defined in the Middletown Sublease), or (ii) the Middletown Sublease is terminated and Assignor is released from further liability thereunder, or (iii) Assignor's fee simple title to its real property with a street address of 3802 East 82nd Street, Indianapolis, Indiana is conveyed to Assignee, the subtenant under the Subsequent Sublease, any affiliate of either, or to any other party identified by any such parties.

           4.3. Landlord's Consent. Assignor and Assignee expressly acknowledge and agree that this Assignment is contingent upon receiving the written consent of Landlord to this Assignment, as indicated by Landlord's signature on the Landlord Consent set forth after the signature of Assignor and Assignee hereto. If Landlord shall fail to deliver its written consent to this Assignment within thirty (30) days after the date hereof, then Assignor or Assignee may terminate this Assignment by notice to the other party and Landlord, such notice to be received by such parties at any time after such thirty (30) day period and prior to receipt of Landlord's written consent.

           4.4. Effective Date of Assignment. If either party terminates this Assignment in accordance with subsections 4.1, 4.2 or 4.3 of this Section 4 of this Assignment, then this Assignment shall be deemed terminated and of no force or effect. Assignor and Assignee covenant and agree that the effective date of this Assignment ("Assignment Effective Date") shall be the later of the date (i) Assignee waives, or is deemed to have waived, its right to terminate this Assignment pursuant to subsection 4.1 of this Assignment; (ii) Assignor waives, or is deemed to have waived, its right to terminate this Assignment pursuant to subsection 4.2 of this Assignment, or (iii) the Landlord's written consent to this Assignment is received, as contemplated by subsection 4.3 of this Assignment. Within ten (10) days of being requested to do so by either party hereto, Assignor and Assignee covenant and agree to confirm, in writing, the Assignment Effective Date.

     5. Condition of Property. The Property shall be delivered by Assignor to Assignee in "As Is" condition with all built-in fixtures, equipment, appliances, and all other leasehold improvements presently located thereon. All of such leasehold improvements owned by Assignor shall be and become the property of Assignee subject to no liens, conditional sales contracts, or other encumbrances except for such rights as the Landlord may have in same as provided in the Lease.

     6. Assignor's Representations and Warranties. As of the date hereof, Assignor represents and warrants to Assignee, its successors and assigns, as follows:

            6.1. Lease. Attached as Exhibit A and Exhibit B to this Assignment is a true and complete copy of the Lease, as presently amended. These exhibits include the Lease as originally signed and all amendments and related agreements thereto.

            6.2. Improvements. To the best of Assignor's knowledge, all work and improvements required by the Lease to be completed by the date hereof have been completed in the manner and in accordance with the terms, conditions, and covenants set forth in the Lease. Assignor is the owner of the improvements, furniture, fixtures, and equipment presently located on the Property free and clear of all liens, claims and encumbrances, other than any inchoate Landlord's lien for rent and any right of Landlord to the improvements at the end of the term of the Lease.

           6.3. Possession. Assignor has accepted the Property under the Lease.

           6.4. No Default. As of the date hereof, neither Assignor nor Landlord has issued a notice of default in the fulfillment or performance of any of the terms, covenants, and conditions under the Lease which remains uncured nor is Assignor aware of the occurrence or non-occurrence of any event which with notice or the passage of time, or both, would constitute such a default. There are no actions, voluntary or involuntary, pending against the Assignor under the bankruptcy laws of the United States.

           6.5. No Prior Assignment or Sublet. Assignor has not previously assigned, sublet, or encumbered its interest under the Lease, other than to Assignee, the subtenant under the Subsequent Sublease, or their respective affiliates.

           6.6. Rents Paid. As of the date hereof, no rent under the Lease has been paid for more than one month in advance, and to the best of Assignor's knowledge there exists no credits or allowances to which Assignor is entitled and no setoffs or defenses to the enforcement of the agreements, terms, covenants, or conditions of the Lease.

           6.7. Term of Lease. The Lease expires December 30, 2007, unless existing renewal or extension options are exercised by Assignee.

           6.8. Rents due under Lease. The monthly base rental under the Lease has been or will be paid through the last day of the month in which this Assignment Effective Date occurs, however, if the Assignment Effective Date is not the last day of a calendar month, then Assignee shall reimburse Assignor for a pro-rated amount of such monthly base rental (and other prepaid charges under the Lease) from the Assignment Effective Date until the last day of the month in which the Assignment Effective Date occurs.

           6.9. Lease in Full Force and Effect. The Lease is in full force and effect and Assignor is not aware of any (i) threatened condemnation proceedings pending against or affecting the Property, (ii) pending special assessments against the Property for governmental improvements or (iii) uncured violations of any law, regulations ordinance, order or other requirement of any governmental authority having jurisdiction over the Property.

           6.10. Lease the Complete Agreement. The Lease sets forth all the agreements between Landlord and Assignor concerning the Property, and there are no "side-agreements" or unwritten agreements of any kind.

           6.11. No Hazardous Materials. Assignor has not stored or used, and has no knowledge of, any hazardous substances on the Property except de minimus amounts used in the ordinary course of Assignor's business in compliance with applicable law.

           6.12. Operations. Assignor has paid all sales, use, excise and income taxes arising out of its conduct of business on the Property during the term of the Lease.

           6.13. Reliance. These representations and warranties are made by the Assignor with the knowledge and understanding that Assignee and its successors and assigns will rely upon the accuracy and completeness hereof, and the Assignor acknowledges that it will be bound by these representations and warranties.

           6.14. Binding Effect. These representations and warranties shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of Assignee and its respective successors and assigns.

           6.15. Limitation. Any legal action against Assignor for breach of the foregoing representations and warranties must be commenced within one year of the Assignment Effective Date.

     7. Representations and Warranties. As of the date hereof, Assignee and Assignor, their successors and assigns, represent and warrant as follows:

           7.1. Authority. Assignor and Assignee have full power and authority to execute and deliver this Assignment, and the individuals executing this Assignment on behalf of Assignor and Assignee, respectively, have been authorized to execute and deliver this Assignment.

           7.2. No Consent. No consent is required (other than those which have already been obtained) in order for Assignor or Assignee to execute and deliver this Assignment, and the execution and delivery of this Assignment will not result in a default or breach by Assignor or Assignee under any agreement to which Assignor or Assignee is a party or to which Assignor or Assignee or their respective assets are subject.

      8.   Miscellaneous.

           8.1 Notices. Any notice, demand, request, covenant, approval or other communication to be given by one party to the other shall be in writing (unless some other form of notice is specifically provided for herein) and given by personal service, telegram, or express mail, Federal Express, DHL or any other similar form of airborne/overnight delivery service, or mailing in the United States mail (certified and return receipt requested), addressed to the parties at their respective addresses as follows:

                  If to Assignor:
                  Shells Seafood Restaurants, Inc.
                  16313 North Dale Mabry, Suite 100
                  Tampa, Florida  33618
                  Attention:  Mr. Warren Nelson

                  If to Assignee:
                  Famous Dave's Ribs, Inc.
                  7657 Anagram Drive
                  Eden Prairie, Minnesota  55344
                  Attention: Property Management

                  With copy to:

                  Maslon, Edelman, Borman & Brand, LLP
                  3300 Wells Fargo Center
                  90 South Seventh Street
                  Minneapolis, Minnesota  55402
                  Attn:  Counsel for Famous Dave's Ribs, Inc.

Any such notice shall be deemed to have been given upon delivery or refusal of acceptance of attempted delivery. Either party may change the address at which it desires to receive notice upon giving written notice of such request to the other party. Assignor and Assignee, and their respective counsel, hereby agree that notices may be given hereunder by the parties' respective counsel, and that if any communication is to be given hereunder by Assignor's or Assignee's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing provisions.

           8.2 TIME OF ESSENCE. TIME IS OF THE ESSENCE OF THIS Assignment AND EACH AND EVERY TERM AND PROVISION HEREOF.

           8.3 Modification. A modification of any provision herein contained, or any other amendment to this Assignment, shall be effective only if the modification or amendment is in writing and signed by Assignor and Assignee.

           8.4 Waiver. No waiver by any party hereto of any breach or default shall be considered to be a waiver of any other breach or default. The waiver of any condition shall not constitute a waiver of any breach or default with respect to any covenant, representation or warranty.

           8.5 Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

           8.6 Number of Gender. As used in this Assignment, the neuter includes the masculine and feminine, and the singular includes the plural.

           8.7 Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Kentucky applicable to agreements made and to be performed wholly within the State of Kentucky.

           8.8 Construction. Headings at the beginning of each Section and subsection are solely for the convenience of the parties and are not a part of this Assignment. Except as otherwise provided in this Assignment, all exhibits referred to herein are attached hereto and are incorporated herein by this reference. Unless otherwise indicated, all references herein to Articles, Sections, subsections, paragraphs, subparagraphs or provisions are to those in this Assignment. Any reference to a Section herein includes all subsections thereof. This Assignment shall not be construed as if it had been prepared by only Assignor or Assignee, but rather as if both Assignor and Assignee had prepared the same. In the event any portion of this Assignment shall be declared by a court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Assignment, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Assignment.

           8.9 Integration of Other Agreements. This Assignment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersedes all previous written or oral understandings, agreements, contracts, correspondence and documentation with respect thereto. Any oral representations or modifications concerning this Assignment shall be of no force and effect.

           8.10 Duplicate Originals; Counterparts. This Assignment may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Assignment may be executed in counterparts, but shall become effective only after a counterpart hereof has been executed by each party; all said counterparts shall, when taken together, constitute the entire single Assignment between the parties.

           8.11 Non-Waiver of Rights. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right.

           8.12 Further Assurances. Assignor and Assignee each agree to execute any and all other documents and to take any further actions reasonably necessary to consummate the transactions contemplated hereby.

           8.13 Brokerage Commission. Assignor shall be responsible for paying Rotella, Toroyan & Clinton Group, LLP ("Rotella", together with U.S. Productions, Inc. ("USP"), collectively, "Brokers") any commission which may be due Rotella with respect to this Assignment, pursuant to a separate agreement or agreements with Rotella, and Assignor understands that USP will receive a portion of the commission paid to Rotella as a co-broker fee, pursuant to a separate agreement between Rotella and USP. Assignor and Assignee each (a) represent and warrant to the other that the Brokers are the only persons with whom they have negotiated in connection with the transactions contemplated hereunder and (b) agree to indemnify the other parties against any claims by any other persons claiming a fee or commission by reason of having dealt with the indemnitor in connection with any of such transactions.

     9. Lease Amendment. The Lease, to the extent contrary to the following, shall be amended by the following provisions of this Section 9. Landlord's consent to this Assignment shall be deemed to be Landlord's agreement to such amendment.

            9.1   Paragraph 7(b) of the Lease shall be amended as follows:

                  "Exclusive Use. Landlord agrees not to lease space in the Development or convey any out-parcel pad or free-standing site located in the Development without Tenant's prior written approval, to another "bar-b-que theme" restaurant offering full table service, alcoholic beverages, and specializing in the sale of bar-b-que as primary entrees on its menu. However, should Landlord be permanently estopped by any governmental or judicial authority from performing under this subparagraph, then this subparagraph shall be modified to such an extent as to take into account the parties' original intent and to permit Tenant the ability to enforce the same under applicable law. Landlord represents and warrants to Tenant that the use of the Property as a full-service bar-b-que restaurant, with an on-site liquor license, shall not violate the terms and provisions of any other lease within the Development or any restriction affecting the Property."

            9.2 Section B, Paragraph 4 of the Shells Assignment is hereby amended in its entirety to read as follows:

            "(1) the Term "Fiscal Year" shall mean a period of twelve (12) consecutive calendar months commencing on January 1, 2001 and ending on the next following December 31; provided that the first Fiscal Year shall commence on April 18, 2001 and end on December 31, 2001, and the last Fiscal Year shall commence on January 1, 2007 and end on December 30, 2007. In computing the Percentage Rent for the first Fiscal Year or the last Fiscal Year, as the case may be, the Break Point shall be multiplied by a fraction, the numerator of which shall be the number of days in such shorter Fiscal Year and the denominator shall be three hundred and sixty-five (365)."

            9.3 Notices. The Notices provided in the Lease shall be amended to include the Assignee for notices to the Tenant under the Lease, at the Assignee's address as set forth in Section 8.1 of this Assignment.

            9.4 Permitted Use. Landlord agrees that Assignee's proposed use of the Property as a "Famous Dave's" full service, sit down restaurant with an on-site liquor license, shall be deemed to be an approved use under the Lease. Assignee may make, or may permit to be made, non-structural alterations, additions or improvements to the Property deemed necessary or appropriate in converting the same to a prototype "Famous Dave's" restaurant provided the same are made in compliance with all applicable laws.

      IN WITNESS WHEREOF, each party has executed this Assignment on the date set forth next to its signature below, but effective as of the date first set forth above.


Date:  1/18/02                "Assignor"
                              SHELL'S SEAFOOD RESTAURANT, INC.

                              By: /s/
                              Warren R. Nelson,
                              Executive Vice President


Date:12/7/01                  "Assignee"
                              FAMOUS DAVE'S RIBS, INC.

                              By: /s/
                              Martin O'Dowd,
                              President/CEO

                                LANDLORD CONSENT
                                ----------------


The undersigned Landlord hereby states and agrees as follows:

1. Landlord is the successor in interest of the original landlord, as stated in the Assignment to which this Landlord Consent is attached, to the Property and to the Landlord's interest under Lease and has fee simple title to the Property and possesses full power and authority to execute this Consent to Assignment as of the date hereof without the consent of any other third party (including mortgagees, other tenants in the Development or other lienholders), and no other party has any right or option thereto or in connection therewith.

2. Landlord consents to the foregoing Assignment and to the Subsequent Sublease (as defined in the foregoing Assignment) and expressly agrees to the Lease Amendment and Permitted Use provisions contained in the foregoing Assignment.

3. Landlord represents that the representations and warranties made regarding the present status of the Landlord, and Assignor, and the Lease in the foregoing Assignment are true and correct as of the date hereof, and affirmatively warrants that the Lease is in full force and effect, as amended herein, is valid and binding upon Landlord, and no act, omission, or event has occurred or been threatened which, with or without notice or the lapse of time, constitutes or will constitute a Tenant Event of Default under the Lease, and that the Lease expires December 30, 2007, unless existing renewal or extension options are exercised by the Tenant.

4. Landlord represents and warrants that it is not in default as of the effective date herein of its obligations to Mortgagee Mary Ellen Foltz pursuant to that certain Mortgage dated September 1, 1994, in the original principal amount of $540,000, and Landlord shall otherwise indemnify Assignee and hold Assignee harmless from any and all damages, claims, causes of action, expenses, or liabilities resulting from or arising out of Assignee's or Best Que's inability to use the Property for Assignee's or Best Que's intended use under the Subsequent Sublease due to the exercise of any rights or remedies by Mortgagee as a result of Landlord's default in payment of the aforesaid loan.

5. Landlord confirms that the monthly base rental under the Lease is due on the 1st day of each month at the following rates: Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00) from the date hereof until December 31, 2002, Eight Thousand Two Hundred Fifty and 00/100 Dollars ($8,250.00) from January 1, 2002 until December 30, 2007 and has been paid through November 30, 2001. The percentage rents due under the Lease are three percent (3%) over the natural breakpoint and have been accepted by Landlord through December 31, 2000.

6. Landlord confirms that Assignee has three (3) options to renew or extend the term of the Lease for periods of five (5) years each. The monthly base rental for each renewal term is

      (i) for the first renewal term, Nine Thousand Seventy Five and 00/100 Dollars ($9,075.00) per month, (ii) for the second renewal term, Nine Thousand Nine Hundred Eighty Two and 50/100 Dollars ($9,982.50) per month, and (iii) for the third renewal term, Ten Thousand Nine Hundred Eighty and 75/100 Dollars ($10,980.75) per month. Assignee has a limited right to purchase the Property pursuant to Article 29 of the Lease.

7. Nothing contained in the Assignment shall modify, waive, impair or affect any of the terms or conditions contained in the Lease, except to the extent therein expressly provided. The Assignment shall not be construed as a consent by Landlord to, or as permitting, any other or further assignment or transfer of the Lease or any sublease of the Property by Assignee, except for the Subsequent Sublease.

8. From and after the Assignment Effective Date, Landlord hereby releases and discharges Assignor from all liabilities, obligations, claims, demands, actions and causes of action of every kind and nature whatsoever arising out of the Lease; provided, however, that nothing herein contained shall be deemed to operate as a release or discharge of Assignor with respect to any obligation or liability which accrued or was incurred under the Lease up to and including, and was outstanding and unsatisfied on, the Assignment Effective Date.



Date: 1/21/02                 "Landlord"
                              LPF Limited Liability Company
                              By:  /s/
                              Tom Foltz,
                              Manager